As Filed with the Securities and Exchange Commission on April 4, 2005

                               File No. 333-59769
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
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                   POST-EFFECTIVE AMENDMENT NO. 7
                   TO FORM S-1 ON FORM S-3
                     REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------
                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)

           Nebraska                                  6300                                 470221457
(State or other jurisdiction of           (Primary Standard Industrial                (I.R.S. Employer
incorporation or organization)             Classification Code Number)               Identification No.)

                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-525-9287
              (Address of registrant's principal executive offices)

                             WILLIAM F. EMMONS, ESQ.
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-525-9287
                           (Name of agent for service)
--------------------------------------------------------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                                        Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
                                    Proposed Maximum             Proposed Maximum                               Amount of
Title of Each Class of              Amount to be                Offering Price Per     Aggregate Offering     Registration
Securities to be Registered           Registered                        Unit              Price                   Fee

Market Value Adjusted
Interest under Individual
Flexible Premium
Deferred Variable Annuity
Contracts. . . . . . . . . . . . . .       *                              *                  *                      *
------------------------------------------------------------------------------------------------------------------------------------

* These Contracts are not issued in predetermined amounts or units. A maximum aggregate offering price of $25,000,000 was previously registered. No additional amount of securities is being registered by this post- effective amendment to the registration statement.

                          Lincoln Benefit Life Company
                   Lincoln Benefit Life Variable Annuity Account

                        Supplement, dated April 4, 2005,
                                       to
                  The Consultant II Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the shareholders of the Strong Opportunity Fund II
- Investor Class and the Strong Mid Cap Growth Fund II - Investor Class ("Strong Portfolios") approved the reorganization of the Strong Portfolios into the Wells Fargo Advantage Opportunity Fund and the Wells Fargo Advantage Discovery Fund ("Wells Fargo Portfolios"), respectively.

On April 8, 2005 ("Conversion Date"), the Strong Opportunity Fund II - Investor Class will be merged into the Wells Fargo Advantage Opportunity Fund, and the Strong Mid Cap Growth Fund II - Investor Class will be merged into the Wells Fargo Advantage Discovery Fund. On the Conversion Date, we will change the name of the Strong Portfolio sub-accounts to reflect the change in the underlying portfolio. Contract owners will receive a confirmation of the transaction reflecting this change.

If you currently have allocations made to the Strong Portfolio sub-accounts through automatic additions, automatic portfolio rebalancing or dollar cost averaging programs, any future allocations will continue to be made to those sub-accounts under their new name as of the Conversion Date.

All reference to the Strong Opportunity Fund II, Inc., Strong Variable Insurance Funds, Inc, and the Strong Portfolios are deleted on page 1 of the prospectus. The following information is added to page 1:

Wells Fargo Variable Trust Funds: Wells Fargo Advantage Discovery Fund , Wells Fargo Advantage Opportunity Fund

The table on page 6 of the prospectus that shows the minimum and maximum total annual operating expenses charged by the Portfolios is deleted in its entirety and replaced by the following:



                                                      Minimum                                     Maximum

Total Annual Portfolio Operating
Expenses(1) (expenses that are
deducted from Portfolio assets,
which may include management fees,
distribution and/or service (12b-1)
fees, and other expenses)(without
waivers or reimbursements)                              0.10%                                       3.89%


(1)Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2004.


The "Examples" on page 6-7 of the prospectus are deleted in their entirety and replaced by the following:
Example

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assume no transfers or exchanges were made. The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

o Invested $10,000 in the Contract for the time periods indicated, o earned a 5% annual return on your investment,

o surrendered your Contract, or you began receiving income payments, or continued to hold Your Contract, at the end of each time period, and,

o    with total Separate Account expenses of 1.40%.


The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.


                                                                1 Year           3 Years           5 Years        10 Years
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses                 $577            $1,719            $2,844         $5,585
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses                 $189             $581              $993          $2,123
----------------------------------------------------------------------------------------------------------------------------



Explanation of Expense Example
Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented. The Examples reflect an annual Contract maintenance charge of $35.


All reference to the Strong Opportunity Fund II, Inc., Strong Variable Insurance Funds, Inc, and the Strong Portfolios are deleted on page 9 of the prospectus. The following information is added to page 9:

-------------------------------------------------------------
Wells Fargo Variable    Wells Fargo Advantage Discovery
  Trust                   Fund , Wells Fargo Advantage
                          Opportunity Fund
-------------------------------------------------------------

The section entitled "Condensed Financial Information" on page 12 is deleted in its entirety and replaced with the following:


CONDENSED FINANCIAL INFORMATION
Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each sub-account for 1994 through 2004.
Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The financial statements of the sub-accounts comprising the Separate Account as of December 31, 2004, are included in the Statement of Additional Information. Lincoln Benefit's financial statements as of December 31, 2004, are included in the Statement of Additional Information.


The chart on page 17 of the prospectus is deleted in its entirety and replaced by the following:





----------------------------------------------------------------------------------------------------------------------------
Portfolio                                  Each Portfolio Seeks                                Investment Adviser
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series I (1)   Long-term growth of capital                         A I M Advisors, Inc.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
The Alger American Fund
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class O  Long-term capital appreciation                      Fred Alger Management, Inc.
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Alger American Income & Growth Portfolio - To provide a high level of dividend income.  Its
  Class O                                    secondary goal is to provide capital
                                             appreciation.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio  Long-term capital appreciation
  - Class O
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio -   Long-term capital appreciation
  Class O
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Alger American Small Capitalization        Long-term capital appreciation
  Portfolio - Class O
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Federated Insurance Series
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Federated Capital Income Fund II           High current income and moderate capital            Federated Equity Management
                                             appreciation                                      Company of Pennsylvania
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II         High current income                                 Federated Investment
                                                                                                 Management Company
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government         Current income
  Securities II
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Fidelity(R)  Variable Insurance Products
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager(SM) Portfolio - To obtain high total return with reduced risk over  Fidelity Management &
  Initial Class                              the long term by allocating its assets among        Research Company
                                             stocks, bonds, and short-term instruments.
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)  Portfolio -      Long-term capital appreciation.
  Initial Class
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio -     Reasonable income by investing primarily in
  Initial Class                              income-producing equity securities.  In choosing
                                             these securities, the fund will also consider the
                                             potential for capital appreciation.  The fund's
                                             goal is to achieve a yield which exceeds the
                                             composite yield on the securities comprising the
                                             S&P 500.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial    To achieve capital appreciation.
  Class
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Initial Investment results that correspond to the total
  Class                                      return of common stocks publicly traded in the
                                             United States, as represented by the Standard &
                                             Poors 500(SM) Index (S&P 500(R) ).
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio -      As high a level of current income as is consistent
  Initial Class                              with preservation of capital and liquidity by
                                             investing in money market instruments.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Initial  Long-term growth of capital.
  Class
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio -    Long-term capital growth, consistent with           Janus Capital Management
  Institutional Shares                       preservation of capital and balanced by current     LLC
                                             income.
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond Portfolio To obtain maximum total return, consistent with
  - Institutional Shares  (2)                preservation of capital.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio Long-term growth of capital.
  - Service Shares
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Janus Aspen Series Large Cap Growth        Long-term growth of capital in a manner consistent
  Portfolio - Institutional Shares  (2)      with the preservation of capital.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Growth          Long-term growth of capital
  Portfolio - Institutional Shares
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth        Long-term growth of capital in a manner consistent
  Portfolio - Institutional Shares           with the preservation of capital.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
MFS(R)  Variable Insurance Trust(SM)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Series - Initial Class Long-term growth of capital                         MFS(TM)  Investment Management
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Initial Class Long-term growth of capital with a secondary objective to seek reasonable current income
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
MFS New Discovery Series - Initial Class   Capital appreciation.
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
MFS Research Series - Initial Class        Long-term growth of capital and future income
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
MFS Total Return Series - Initial Class    To provide above-average income (compared to a
                                             portfolio invested entirely in equity securities)
                                             consistent with the prudent employment of capital
                                             and secondarily to provide a reasonable
                                             opportunity for growth of capital and income.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA  Capital appreciation.                               OppenheimerFunds, Inc.
  - Service Shares
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Premier VIT
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio (3)   Growth of capital and investment income             OpCap Advisors LLC
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Premier VIT OpCap Small Cap Portfolio (3)  Capital appreciation
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S.     Maximum total return, consistent with preservation  Pacific Investment
  Dollar-Hedged) - Administrative Shares     of capital and prudent investment management.     Management Company LLC
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio -         Maximum total return, consistent with preservation
  Administrative Shares                      of capital and prudent investment management.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Putnam Variable Trust
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Putnam VT International Growth and Income  Capital growth. Current income is a secondary       Putnam Investment
  Fund - Class IB                            objective.                                        Management, LLC
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Variable Series Funds Inc
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Variable Investors Fund - Long-term growth of capital with current income as  Salomon Brothers Asset
  Class I                                    a secondary objective                             Management Inc
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Scudder Variable Series I
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Scudder SVS I Bond Portfolio - Class A     To provide a high level of income consistent with a Deutsche Investment
                                             high quality portfolio of debt securities           Management Americas Inc.
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Scudder SVS I Global Discovery Portfolio - Above-average capital appreciation over the long
  Class A                                    term
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Scudder SVS I Growth and Income Portfolio  Long-term growth of capital, current income and
  - Class A                                  growth of income
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Scudder SVS I International Portfolio -    Long-term growth of capital primarily through
  Class A                                    diversified holdings of marketable foreign equity
                                             investments
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Scudder Variable Series II
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Scudder SVS II Total Return Portfolio -    High total return, a combination of income and      Deutsche Investment
  Class A (4)                                capital appreciation                              Management Americas Inc.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
STI Classic Variable Trust
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
STI Classic Capital Appreciation Fund      Capital appreciation                                Trusco Capital Management,
                                                                                                 Inc.
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
STI Classic International Equity Fund (5)  Long-term capital appreciation
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
STI Classic Value Income Stock Fund        Current income with the secondary goal of capital
                                             appreciation
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Series, Inc.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - I  Substantial dividend income as well as long-term    T. Rowe Price Associates,
                                             growth of capital.                                  Inc.
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
T. Rowe Price Mid-Cap Growth Portfolio - I Long-term capital appreciation
  (6)
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
T. Rowe Price New America Growth Portfolio Long-term growth of capital
  - I
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Series, Inc.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock          Long-term growth of capital                         T. Rowe Price
  Portfolio - I                                                                                International, Inc.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value          Above-average total return over a market cycle of      Van Kampen (7)
  Portfolio, Class I                         three to five years by investing in common stocks
                                             and other equity securities
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Van Kampen Life Investment Trust
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth           Capital Growth                                      Van Kampen Asset Management
  Portfolio, Class II
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income           Long-term growth of capital and income.
  Portfolio, Class II
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable Trust Funds
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Wells Fargo Advantage Discovery Fund (8)   Long-term capital appreciation                      Wells Fargo Funds
                                                                                                 Management, LLC
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Wells Fargo Advantage Opportunity Fund (8) Long-term capital appreciation
----------------------------------------------------------------------------------------------------------------------------



(1) A Fund's investment objective(s) may be changed by the Fund's Board of Trustees without shareholder approval.

(2) Effective May 1, 2005, the Janus Aspen Series Flexible Income Portfolio - Institutional Shares and Janus Aspen Series Growth Portfolio - Institutional Shares changed their names to the Janus Aspen Series Flexible Bond Portfolio - Institutional Shares and Janus Aspen Series Large Cap Growth Portfolio - Institutional Shares , respectively.

(3) Effective May 1, 2005, the PAVIT OpCap Balanced Portfolio and PAVIT OpCap Small Cap Portfolio changed their names to the Premier VIT OpCap Balanced Portfolio and Premier VIT OpCap Small Cap Portfolio, respectively.

(4) Effective April 29, 2005, the Scudder SVS I Balanced Portfolio - Class A was reorganized onto the Scudder SVS II Total Return Portfolio - Class A .

(5) Effective September 27, 2002, the STI Classic International Equity Fund is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to September 27, 2002, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(6) Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the
     T.  Rowe  Price  Mid-Cap  Growth  Portfolio  -  I  you  may  continue  your investment. If you are currently enrolled in one of our automatic transaction programs, such as Portfolio Rebalancing or Dollar Cost Averaging, we will continue to effect automatic transactions to the portfolio in accordance with that program.

(7)  Morgan  Stanley  Investment   Management  Inc.,  the  adviser  to  the  UIF
     Portfolios, does business in certain instances using the name Van Kampen.

(8) Effective 4/8/05, the Strong Mid Cap Growth Fund II - Investor Class and Strong Opportunity Fund II - Investor Class were reorganized into the Wells Fargo Advantage Discovery Fund and Wells Fargo Advantage Opportunity Fund, respectively.



The first sentence of the first paragraph of the section entitled "Annual Reports and Other Documents" on page 39 of the prospectus is deleted and replaced by the following:

"Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2004, is incorporated herein by reference, which means that it is legally a part of this prospectus."



The following column is added to the Accumulation Unit Value chart in Appendix
A:


                                               Accumulation Unit Values (1)

                                                       Basic Policy

Fund                                                                                  Year ending
                                                                                      December 31,
                                                                                          2004
-----------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value - Series I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.810
   Number of Units Outstanding at End of Year                                                       58,864
Alger American Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.116
   Accumulation Unit Value Ending                                                                   10.524
   Number of Units Outstanding at End of Year                                                      106,786
Alger American Income & Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.547
   Accumulation Unit Value Ending                                                                   12.280
   Number of Units Outstanding at End of Year                                                       94,296
Alger American Leveraged AllCap - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.959
   Accumulation Unit Value Ending                                                                   12.758
   Number of Units Outstanding at End of Year                                                      125,490
Alger American MidCap Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             15.141
   Accumulation Unit Value Ending                                                                   16.878
   Number of Units Outstanding at End of Year                                                      189,941
Alger American Small Capitalization - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.146
   Accumulation Unit Value Ending                                                                    9.364
   Number of Units Outstanding at End of Year                                                      152,854
Federated Capital Income II Sub-Account
   Accumulation Unit Value(1) Beginning                                                              7.607
   Accumulation Unit Value Ending                                                                    8.245
   Number of Units Outstanding at End of Year                                                      118,737
Federated High Income Bond II Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.727
   Accumulation Unit Value Ending                                                                   11.864
   Number of Units Outstanding at End of Year                                                      274,221
Federated for U.S. Government Securities II Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.608
   Accumulation Unit Value Ending                                                                   12.881
   Number of Units Outstanding at End of Year                                                      254,843
Fidelity VIP Asset Manager(SM) - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.097
   Accumulation Unit Value Ending                                                                   11.541
   Number of Units Outstanding at End of Year                                                      119,887
Fidelity VIP Contrafund(R)  - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.660
   Accumulation Unit Value Ending                                                                   14.416
   Number of Units Outstanding at End of Year                                                      442,140
Fidelity VIP Equity-Income - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.970
   Accumulation Unit Value Ending                                                                   13.165
   Number of Units Outstanding at End of Year                                                      324,151
Fidelity VIP Growth - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.133
   Accumulation Unit Value Ending                                                                   10.330
   Number of Units Outstanding at End of Year                                                      310,704
Fidelity VIP Index 500 - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.155
   Accumulation Unit Value Ending                                                                   11.077
   Number of Units Outstanding at End of Year                                                      569,379
Fidelity VIP Money Market - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.315
   Accumulation Unit Value Ending                                                                   11.292
   Number of Units Outstanding at End of Year                                                      421,371
Fidelity VIP Overseas - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.169
   Accumulation Unit Value Ending                                                                   11.395
   Number of Units Outstanding at End of Year                                                      138,707
Janus Aspen Series Mid Cap Growth - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.359
   Accumulation Unit Value Ending                                                                   12.334
   Number of Units Outstanding at End of Year                                                      142,342
Janus Aspen Series Balanced - Institutional Shares Sub-Account
         Accumulation Unit Value(1) Beginning                                                       13.721
         Accumulation Unit Value Ending                                                             14.684
         Number of Units Outstanding at End of Year                                                348,122
Janus Aspen Series Flexible Bond - Institutional Shares Sub-Account  (3)
         Accumulation Unit Value(1) Beginning                                                       13.061
         Accumulation Unit Value Ending                                                             13.390
         Number of Units Outstanding at End of Year                                                235,284
Janus Aspen Series Large Cap Growth - Institutional Shares Sub-Account  (3)
         Accumulation Unit Value(1) Beginning                                                        9.904
         Accumulation Unit Value Ending                                                             10.208
         Number of Units Outstanding at End of Year                                                266,429
Janus Aspen Series Foreign Stock - Service Shares Sub-Account  (2)(5)
         Accumulation Unit Value(1) Beginning                                                       10.200
         Accumulation Unit Value Ending                                                             11.891
         Number of Units Outstanding at End of Year                                                 63,308
Janus Aspen Series Worldwide Growth - Institutional Shares Sub-Account
         Accumulation Unit Value(1) Beginning                                                        9.891
         Accumulation Unit Value Ending                                                             10.220
         Number of Units Outstanding at End of Year                                                155,504
LSA Balanced (2)(4)
         Accumulation Unit Value(1) Beginning
         Accumulation Unit Value Ending
         Number of Units Outstanding at End of Year
MFS Emerging Growth - Initial Class Sub-Account
         Accumulation Unit Value(1) Beginning                                                        8.923
         Accumulation Unit Value Ending                                                              9.939
         Number of Units Outstanding at End of Year                                                 51,201
MFS Investors Trust - Initial Class Sub-Account
         Accumulation Unit Value(1) Beginning                                                        9.018
         Accumulation Unit Value Ending                                                              9.902
         Number of Units Outstanding at End of Year                                                 43,733
MFS New Discovery - Initial Class Sub-Account
         Accumulation Unit Value(1) Beginning                                                       15.612
         Accumulation Unit Value Ending                                                             16.398
         Number of Units Outstanding at End of Year                                                 71,788
MFS Research - Initial Class Sub-Account
         Accumulation Unit Value(1) Beginning                                                        9.027
         Accumulation Unit Value Ending                                                             10.313
         Number of Units Outstanding at End of Year                                                 41,251
MFS Total Return - Initial Class Sub-Account
         Accumulation Unit Value(1) Beginning                                                       13.074
         Accumulation Unit Value Ending                                                             14.352
         Number of Units Outstanding at End of Year                                                176,247
Premier VIT OpCap Balanced Sub-Account (2)(5)
         Accumulation Unit Value(1) Beginning                                                       10.000
         Accumulation Unit Value Ending                                                             10.801
         Number of Units Outstanding at End of Year                                                 75,904
Premier VIT OpCap Small Cap Sub-Account (2)(5)
         Accumulation Unit Value(1) Beginning                                                       10.118
         Accumulation Unit Value Ending                                                             11.762
         Number of Units Outstanding at End of Year                                                 79,179
Oppenheimer Main Street Small Cap/VA - Service Shares Sub-Account  (2)
         Accumulation Unit Value(1) Beginning                                                       11.151
         Accumulation Unit Value Ending                                                             13.104
         Number of Units Outstanding at End of Year                                                137,464
PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares
Sub-Account  (2)
         Accumulation Unit Value(1) Beginning                                                       10.642
         Accumulation Unit Value Ending                                                             11.078
         Number of Units Outstanding at End of Year                                                 70,009
PIMCO VIT Total Return - Administrative Shares Sub-Account  (2)
         Accumulation Unit Value(1) Beginning                                                       10.924
         Accumulation Unit Value Ending                                                             11.298
         Number of Units Outstanding at End of Year                                                410,197
Putnam VT International Growth and Income - Class IB Sub-Account
         Accumulation Unit Value(1) Beginning                                                       11.133
         Accumulation Unit Value Ending                                                             13.282
         Number of Units Outstanding at End of Year                                                 25,804
Salomon Brothers Variable Investors - Class I Sub-Account
         Accumulation Unit Value(1) Beginning                                                       10.000
         Accumulation Unit Value Ending                                                             10.943
         Number of Units Outstanding at End of Year                                                 15,927
Scudder SVS II Total Return - Class A Sub-Account (6)
         Accumulation Unit Value(1) Beginning
         Accumulation Unit Value Ending
         Number of Units Outstanding at End of Year
Scudder SVS I Bond - Class A Sub-Account
         Accumulation Unit Value(1) Beginning                                                       12.435
         Accumulation Unit Value Ending                                                             12.921
         Number of Units Outstanding at End of Year                                                172,335
Scudder SVS I Global Discovery - Class A Sub-Account
         Accumulation Unit Value(1) Beginning                                                       14.202
         Accumulation Unit Value Ending                                                             17.275
         Number of Units Outstanding at End of Year                                                107,272
Scudder SVS I Growth and Income - Class A Sub-Account
         Accumulation Unit Value(1) Beginning                                                        8.800
         Accumulation Unit Value Ending                                                              9.559
         Number of Units Outstanding at End of Year                                                 38,185
Scudder SVS I International - Class A Sub-Account
         Accumulation Unit Value(1) Beginning                                                        8.439
         Accumulation Unit Value Ending                                                              9.967
         Number of Units Outstanding at End of Year                                                 51,111
STI Classic Capital Appreciation Sub-Account
         Accumulation Unit Value(1) Beginning                                                        8.593
         Accumulation Unit Value Ending                                                              9.045
         Number of Units Outstanding at End of Year                                                 30,367
STI Classic International Equity Sub-Account (7)
         Accumulation Unit Value(1) Beginning                                                        8.851
         Accumulation Unit Value Ending                                                             10.417
         Number of Units Outstanding at End of Year                                                    223
STI Classic Value Income Stock Sub-Account
         Accumulation Unit Value(1) Beginning                                                        9.104
         Accumulation Unit Value Ending                                                             10.351
         Number of Units Outstanding at End of Year                                                 41,425
Strong Opportunity II - Investor Class Sub-Account
         Accumulation Unit Value(1) Beginning                                                       14.148
         Accumulation Unit Value Ending                                                             16.494
         Number of Units Outstanding at End of Year                                                107,791
T. Rowe Price Equity Income - I Sub-Account
         Accumulation Unit Value(1) Beginning                                                       13.035
         Accumulation Unit Value Ending                                                             14.771
         Number of Units Outstanding at End of Year                                                201,619
T. Rowe Price International Stock - I Sub-Account
         Accumulation Unit Value(1) Beginning                                                        9.127
         Accumulation Unit Value Ending                                                             10.239
         Number of Units Outstanding at End of Year                                                 95,532
T. Rowe Price Mid-Cap Growth - I Sub-Account (8)
         Accumulation Unit Value(1) Beginning                                                       15.381
         Accumulation Unit Value Ending                                                             17.949
         Number of Units Outstanding at End of Year                                                130,090
T. Rowe Price New America Growth - I Sub-Account
         Accumulation Unit Value(1) Beginning                                                        9.017
         Accumulation Unit Value Ending                                                              9.860
         Number of Units Outstanding at End of Year                                                 55,066
Van Kampen LIT Aggressive Growth, Class II Sub-Account (2)
         Accumulation Unit Value(1) Beginning                                                       10.000
         Accumulation Unit Value Ending                                                             11.144
         Number of Units Outstanding at End of Year                                                 10,217
Van Kampen LIT Growth and Income, Class II Sub-Account (2)
         Accumulation Unit Value(1) Beginning                                                       10.267
         Accumulation Unit Value Ending                                                             11.554
         Number of Units Outstanding at End of Year                                                138,483
Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account (2)(9)
         Accumulation Unit Value(1) Beginning                                                       10.000
         Accumulation Unit Value Ending                                                             11.321
         Number of Units Outstanding at End of Year                                                 98,278
Wells Fargo Advantage Discovery Sub-Account (10)
         Accumulation Unit Value(1) Beginning                                                            --
         Accumulation Unit Value Ending                                                                  --
         Number of Units Outstanding at End of Year                                                      --
Wells Fargo Advantage Opportunity Sub-Account (10)
         Accumulation Unit Value(1) Beginning                                                            --
         Accumulation Unit Value Ending                                                                  --
         Number of Units Outstanding at End of Year                                                      --
-----------------------------------------------------------------------------------------------------------


The "Experts" section in the Statement of Additional Information is deleted in its entirety and replaced with the following:



EXPERTS

The financial statements of Lincoln Benefit Life Company as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and the related financial statement schedules included in this Statement of Additional Information and incorporated in this prospectus by reference from the Lincoln Benefit Life Company Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is included and incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the sub-accounts comprising Lincoln Benefit Life Variable Annuity Account as of December 31, 2004 and for each of the periods in the two year period then ended included in this Statement of Additional Information have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


The "Financial Statements " section in the Statement of Additional Information is deleted in its entirety and replaced with the following:

FINANCIAL STATEMENTS

The financial statements of the Subaccounts comprising the Separate Account as of December 31, 2004, and for the periods in the two year period then ended, the financial statements of Lincoln Benefit as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and related financial statement schedules and the accompanying Reports of Independent Registered Public Accounting Firm appear in the pages that follow. The financial statements and financial statement schedules of Lincoln Benefit included herein should be considered only as bearing upon the ability of Lincoln Benefit to meet its obligations under the Contacts.



For future reference, please keep this supplement together with your prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         Pursuant to Item 511 of Regulation S-K, the Registrant hereby represents that the following expenses totaling approximately $31,000.00 will be incurred or are anticipated to be incurred in connection with the issuance and distribution of the securities to be registered: registration fees - $0; cost of printing and engraving - $25,000.00 (approximate); legal fees - $5,000.00 (approximate), and accounting fees - $1,000.00 (approximate). All amounts are estimated for the period ending April 4, 2005, for the continuous offering of shares, but are not deducted from proceeds.

Item 15.  Indemnification of Directors and Officers

         The Articles of Incorporation of Lincoln Benefit Life Company (Depositor) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

         The By-Laws of ALFS, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

         Under the terms of the form of Underwriting Agreement, the Depositor agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Depositor will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or grow negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 16.  Exhibits


    Exh. No.    Description
       1        Principal Underwriting Agreement(1)
       3(a)     Articles of Incorporation(2)
       3(b)     Bylaws(2)
       4(a)     Form of Variable Annuity Contract(3)
       4(b)     Form of Application(3)
       5        Opinion and Consent of Counsel regarding legality(5)
      21        Subsidiaries of Registrant - Not Applicable
      23        Consent of Independent Registered Public Accounting Firm
                (filed herewith)
      27        Financial Data Schedule(4)
      99        Experts (filed herewith)
      99(a)     Powers of Attorney for Lawrence W. Dahl, Douglas F. Gaer, John
                C. Lounds, Samuel H. Pilch,  Casey J. Sylla, Michael J. Velotta,
                B. Eugene Wraith, (6)
      99(b)     Power of Attorney for Kevin R. Slawin (7)
      99(c)     Power of Attorney for John C. Pintozzi, Douglas B. Welch,
                Steven C. Verney (filed herewith)

-------------------------------------------------

(1) Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999

(2) Incorporated herein by reference to the Registration Statement on Form S-6 for the Lincoln Benefit Life Variable Life Account (File No. 333-47717) filed March 11, 1998

(3) Incorporated herein by reference to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50737, 811-07924) filed April 22, 1998


(4) Incorporated herein by reference to the Registrant's Form 10-K filed March 29, 2001.

(5) Incorporated herein by reference to Post-Effective Amendment No. 2 to S-1 on Form S-3 for the Lincoln Benefit Life Variable Annuity Account (File No. 333-59769) filed March 30, 2000.

(6) Incorporated herein by reference to Post Effective Amendment No. 6 to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account, File No. 333-50737, filed April 14, 2003.

(7) Incorporated herein by reference to Post Effective Amendment No. 7 to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account, File No. 333-50737, filed April 16, 2004.



Item 17.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

     As required by the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on April 4, 2005.

              LINCOLN BENEFIT LIFE COMPANY (Registrant)

              By:               /s/ B. Eugene Wraith
                   ---------------------------------------------------------
                                B. Eugene Wraith
                      President and Chief Operating Officer

     Pursuant to the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacities indicated on April 4, 2005.




Name                                  Title
------------------------------        --------------------------



/s/ B. Eugene Wraith                  Director, President and Chief Operating
-------------------------------       Officer
(Principal Executive Officer)



/s/ Samuel H. Pilch                   Group Vice President and Controller
------------------------------
(Principal Accounting Officer)



/s/ Steven C. Verney                  Treasurer
-----------------------------
(Principal Financial Officer)



/s/ Lawrence W. Dahl                  Director, Executive Vice President
----------------------------



/s/ Douglas F. Gaer                   Executive Vice President
----------------------------



/s/ John C. Lounds                    Director
----------------------------



/s/ Douglas B. Welch                  Director, Vice President
----------------------------



/s/ John C. Pintozzi                  Director, Senior Vice President and
----------------------------          Chief Financial Officer



/s/ Kevin R. Slawin                   Director
----------------------------



/s/ Michael J. Velotta                Director, Senior Vice President,
----------------------------          General Counsel and Secretary



/s/ Casey J. Sylla                    Director, Chairman of the Board and
----------------------------          Chief Executive Officer




                                    EXHIBITS



   Exhibit No.          Description


   23                   Consent of Independent Registered Public Accounting Firm

   99                   Experts

   99(c)                Power of Attorney for John C. Pintozzi, Douglas B.
                        Welch, Steven C. Verney